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                                                                   Exhibit 10.60

                           LEASE TERMINATION AGREEMENT
                           ---------------------------


         This Lease Termination Agreement ("AGREEMENT") is made and entered into as of October 14, 2002, by and between WATER GARDEN COMPANY L.L.C., a Delaware limited liability company ("LANDLORD") and INTEGRATED INFORMATION SYSTEMS, INC., a Delaware corporation ("TENANT") with reference to the following facts and objectives:

                                    RECITALS
                                    --------

         A. LEASE. Landlord and Tenant are parties to that certain Office Lease dated as of March 10, 2000 (the "LEASE") for premises located at 1620 26th Street, Suite 2040 North, Santa Monica, California, all as more particularly described in the Lease (the "PREMISES"). All capitalized terms used herein, unless otherwise defined in this Agreement, shall have the meaning assigned to them in the Lease.

         B. LETTER OF CREDIT. Tenant's obligations under the Lease were secured by an irrevocable letter of credit in the original amount of Two Hundred Thirty Thousand Dollars ($230,000.00) and the proceeds thereof (collectively, the "LETTER OF CREDIT"), which Letter of Credit has been fully drawn by Landlord in accordance with its terms and the terms of the Lease.

         C. TENANT'S DEFAULT; LANDLORD'S DAMAGES. Tenant acknowledges that it is in default under the Lease, an Event of Default has occurred under the Lease, and that any applicable period provided in the Lease for the cure of such default has expired. As a result of such default, Landlord has sustained damages under the Lease net of the Letter of Credit in excess of Three Hundred Fifty Thousand Dollars ($350,000.00).

         D. COMPLAINT. On May 24, 2002, Landlord filed its Complaint for Damages for Breach of Written Lease ("COMPLAINT") in the Superior Court of the State of California for the County of Los Angeles, West District, commencing Case No. SC 072270, to terminate the Lease and recover its damages.

         E. LEASE TERMINATION. Landlord and Tenant desire to enter into this Agreement to terminate the Lease, to confirm Tenant's vacation of the Premises, to confirm Landlord's right to retain the full amount of the Letter of Credit, and to release one another from their respective obligations under the Lease, except as otherwise provided herein.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and the payment of the sum set forth below, the parties hereby agree as follows:


                                    AGREEMENT
                                    ---------

1.       TERMINATION AND RELEASE.
         -----------------------

         Landlord and Tenant hereby agree that, conditioned upon the performance by Tenant of the provisions of this Agreement, including without limitation, Tenant's payment of the Termination Fee and Attorney Fees as specified in
Section 3 below, the Lease will terminate and be of no further force and effect.



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2.       SURRENDER OF PREMISES.
         ---------------------

         Tenant has vacated the Premises. Tenant hereby surrenders and delivers exclusive possession of the Premises to Landlord. Hereafter, Landlord shall be entitled to lease and/or use the Premises in its sole and absolute discretion and Tenant shall have no further rights in and to the Premises or any personal property or improvements located therein. Tenant hereby assigns and transfers to Landlord all right, title and interest of Tenant in and to any personal property and tenant improvements located on or about the Premises.

3.       TERMINATION FEE; WAIVER OF CIVIL CODE SECTION 1951.2.
         ----------------------------------------------------

         (a) In consideration for Landlord's execution of this Agreement, (a) Tenant shall pay to Landlord the sum of (i) Eighty Thousand Dollars ($80,000.00) (the "TERMINATION FEE") plus (ii) the fees and expenses of Landlord's attorneys for negotiating and documenting this Agreement in the amount of Four Thousand Seven Hundred Fifty Dollars ($4,750.00) ("ATTORNEY FEES"), and (b) Landlord shall be entitled to retain, without liability to Tenant, and Tenant hereby relinquishes to Landlord, all sums previously paid to and/or deposited with Landlord, including, without limitation, all proceeds of the Letter of Credit.

         (b) Tenant hereby waives Civil Code Section 1951.2 and further waives and relinquishes any statutory or other obligation of Landlord to mitigate its damages; Landlord shall have the absolute right to receive and retain the Termination Fee, Attorney Fees, and the Letter of Credit proceeds without regard to any prior or subsequent mitigation of its damages.

         (c) Within three (3) business days after the date of this Agreement, Tenant shall pay to Landlord the Termination Fee and the Attorney Fees by wire transfer of good U.S. federa1 funds in accordance with the wire transfer instructions attached hereto as Exhibit "A".

         (d) If Tenant fails to pay Landlord the Termination Fee and Attorney Fees with good funds, Landlord shall be entitled to keep all amounts previously received from Tenant pursuant to this Agreement or otherwise, the obligations and liabilities (but not the rights) of Tenant under the Lease shall automatically be reinstated, Tenant's failure to pay the Termination Fee or the Attorney Fees shall be an automatic Event of Default under the Lease, with no notice being necessary to Tenant and with no cure or grace periods or rights, and Landlord shall be entitled to exercise any and all rights and remedies available to it under the Lease, as well as at law or in equity.

         (e) Within five (5) days after receipt of payment of the Termination Fee and Attorney Fees with good funds, Landlord shall file a Request for Dismissal without prejudice of the Complaint.

4.       RELEASE OF LIABILITY; CONTINUING LIABILITY.
         ------------------------------------------

         4.1 RELEASE OF LIABILITY.
             --------------------

         Except as otherwise provided in Sections 3, 4.2, 5 and 6 hereof, upon payment to Landlord of the Termination Fee and the Attorney Fees, Landlord and Tenant and any assignee of Tenant's or Landlord's interest under the Lease (and their respective agents, employees, representatives, successors and assigns) shall be deemed irrevocably and unconditionally discharged and released from any and all liability, whether known or unknown, under the Lease or any documents or understandings arising under the Lease, and the Lease shall be deemed to be terminated. Consistent with the foregoing, each of the parties expressly and voluntarily waives and relinquishes all rights and benefits under Section 1542 of the



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California Civil Code if in any way applicable to this Agreement. Section
1542 of the California Civil Code provides as follows:

                  GENERAL RELEASE CLAIMS EXTINGUISHED: A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH A CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN TO HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

         Each party acknowledges that it has received the advice of legal counsel with respect to the aforementioned waiver and understands the terms thereof.

         4.2 CONTINUING LIABILITY.
             --------------------

         Notwithstanding anything to the contrary in this Agreement, if the Termination Fee or the Attorney Fees should be set aside or should Landlord be forced to disgorge any portion of the Termination Fee, the Attorney Fees, the proceeds of the Letter of Credit, or other payment to Landlord hereunder as an avoidable transfer or preferential transfer under any federal or state law, or if Tenant's representations and warranties set forth in subclause (e) of Section 5 shall be false in any material respect, then the claims of Landlord for the full amount of damages to which it is entitled under the Lease as a result of Tenant's default thereunder shall be revived without regard to the terms and conditions of this Agreement (in which case Section 3(b) hereof shall not be applicable). Tenant shall indemnify, defend, protect and hold Landlord harmless from and against all losses, costs, expenses (including, without limitation, reasonable attorneys' fees and costs), and judgments incurred by Landlord as a result of any challenge to the Termination Fee, the Attorney Fees, other payment by Tenant made pursuant to this Agreement or the proceeds of the Letter of Credit, or any breach of Tenant's representations and warranties set forth in subclause (e) of Section 5.

5.       REPRESENTATIONS OF TENANT.
         -------------------------

         Tenant represents and warrants to Landlord that: (a) Tenant has not assigned or sublet all or any portion of its interest in the Lease; (b) no other person, firm or entity has any right, title or interest in the Lease, and there are no mechanic's liens or other liens affecting the Premises or the Lease created by or on behalf of Tenant; (c) Tenant has the full right, legal power and actual authority to enter into this Agreement and to terminate the Lease without the consent of any person, firm or entity; (d) the individual(s) executing this Agreement on behalf of Tenant has the full right, legal power and actual authority to bind Tenant to the terms and conditions hereof; and (e) the detailed financial information about Tenant enclosed in the letters dated June 27, 2002 and September 26, 2002 from Tenant's General Counsel Mark Rogers to Christine Page and/or Paul S. Rutter of Gilchrist & Rutter is true, correct and complete in all material respects. Notwithstanding the termination of the Lease and the release of liability provided herein, the representations and warranties set forth in this Section 5 shall survive the termination of the Lease and the closing of the transactions contemplated hereunder and Tenant shall be liable to Landlord for any inaccuracy or any breach thereof.

6.       EQUAL TREATMENT WITH OTHER SIMILARLY SITUATED CREDITORS.
         -------------------------------------------------------

         Tenant acknowledges and agrees that Landlord's willingness to compromise its actual damages for Tenant's default under the Lease is based and conditioned upon, in part, no current unsecured creditor of Tenant receiving a larger percentage payment on its unsecured net claim than Landlord ("unsecured net claims" are calculated, in the case of a lease, as the lesser of (i) one year's rent or (ii) the rent for the


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balance of the lease term, plus (iii) any unpaid past due rent, less (iv) any security deposits or credits held by the lessor under the lease). Accordingly, if Tenant pays, or agrees to pay, any other landlord, equipment lessor or account payable in excess of $100,000 ("OTHER CREDITOR") a larger percentage payment on its unsecured net claim than that which is being paid to Landlord hereunder using the same methodology as was used to calculate Landlord's net claim, then within five (5) days of such payment or agreement, Tenant shall pay to Landlord such additional amount as is necessary so that the total of the Termination Fee and such additional amount or amounts paid pursuant to this
Section 6 will equal the percentage payment to such Other Creditor. Concurrently with any payment to, or the entering into an agreement to pay, an Other Creditor, Tenant shall deliver to Landlord a copy or evidence of such payment or agreement together with a certificate of the Chief Financial Officer of Tenant certifying the percentage of the unsecured net claim of such Other Creditor being paid and such other information and documents reasonably requested by Landlord to verify compliance with this Section 6.

7.       MISCELLANEOUS.
         -------------

        7.1 BINDING AGREEMENT.
            -----------------

        This Agreement shall be binding upon and inure to the benefit of the parties hereto, their legal representatives, successors and permitted assigns.

        7.2 COSTS AND ATTORNEYS' FEES.
            --------------------------

        If any action or proceeding is brought by Landlord or Tenant to interpret the provisions hereof or to enforce either party's respective rights or obligations hereunder, the prevailing party shall be entitled to recover from the unsuccessful party therein all costs incurred by the prevailing party in such action or proceeding, including reasonable attorneys' fees to be fixed by the court having jurisdiction thereof.

        7.3 HEADINGS.
            --------

        Section headings or captions contained in this Agreement are used for reference only and shall not be deemed to govern, limit, or extend the terms of this Agreement.

        7.4 ENTIRE AGREEMENT.
            ----------------

        All agreements, covenants, representations and warranties, express or implied, oral or written, of Landlord or Tenant regarding the termination of the Lease are contained herein. All prior and contemporaneous conversations, negotiations, possible and alleged agreements, representations, covenants and warranties by and between Landlord or Tenant concerning the subject matter hereof other than those referred to herein are merged herein. This is an integrated agreement.

        7.5 INDEPENDENT ADVICE OF COUNSEL.
            -----------------------------

        The parties hereto represent and declare that in executing this Agreement they relied solely upon their own judgment, belief and knowledge, and the advice and recommendations of their own independently selected counsel, concerning the nature, extent and duration of their rights and claims, and that they have not been influenced to any extent whatsoever in executing the same by any representations or statements by one party to the other not expressly contained or referred to in this Agreement.

        7.6 COUNTERPARTS.
            ------------


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        This Agreement may be executed in one or more counterparts, and each set of duly delivered identical counterparts which includes all signatories shall be deemed to be one original document.

        7.7 GOVERNING LAW
            -------------

        This Agreement shall be governed by, interpreted and construed in accordance with the laws of the State of California.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    LANDLORD:

                                    WATER GARDEN COMPANY L.L.C.,
                                    a Delaware limited liability company


                                    By: /s/ David Chen
                                    Name: David Chen
                                    Title: Vice President
                                    Date Signed: October 14, 2002


                                    TENANT:

                                    INTEGRATED INFORMATION SYSTEMS, INC.,
                                    a Delaware corporation


                                    By: /s/ Mark N. Rogers
                                    Name: Mark N. Rogers
                                    Title: SVP & General Counsel
                                    Date Signed: October 14, 2002


                                    By: /s/ William A. Mahan
                                    Name:   William A. Mahan
                                    Title: EVP & CFO
                                    Date Signed: October 14, 2002